ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION DIVISION OF BUSINESS AND FINANCE CONTRACT AMENDMENT

1. AMENDMENT NO.:	2. CONTRACT NO.:	3. EFFECTIVE DATE OF AMENDMENT:	4. PROGRAM:
16	YH04-0001-03	October 1, 2006	DHCM
5. CONTRACTOR/PROVIDER NAME AND ADDRESS:
Health Choice Arizona
1600 W. Broadway, Suite 260
Tempe, Arizona 85282-1136
6. PURPOSE:
          To amend Sections B and D as listed below.
7. The above referenced contract is hereby amended as follows:
A.	SECTION B, CAPITATION RATES:

See rate sheet attached for the revised capitation rates effective October 1, 2006 through December 31, 2006 and the amounts to be paid to the rural hospitals.

Insert the following language before “See attached.”:

“The Contractor will be paid the attached Contractor specific capitation rates retroactively, per member per month, for the period of October 1, 2006 through December 31, 2006. Only the impacted rates are included on the attachment. All other rates remain unchanged. The Administration requires that the Contractor then make one-time payments to each rural hospital as prescribed on the attached schedule, pursuant to ARS § 36-2905.02, to increase inpatient reimbursement to these small rural hospitals.

The retroactive capitation rate payment will be paid in June 2007. The Contractor shall make the prescribed payments to the rural hospitals by June 30, 2007 and submit proof of payment to the rural hospitals to the Finance Unit of the Division of Health Care Management by July 20, 2007.

The capitation rates for the period January 1, 2007 through September 30, 2007 are not impacted by this amendment.”

B.	SECTION D, Paragraph 2, ELIGIBILITY CATEGORIES:

To include the coverage of behavioral health services under the SSDI-TMC program, replace the last subparagraph, which begins “In order to participate in SSDI-TMC...”, with:

In order to participate in SSDI-TMC, eligible persons must pay a premium. Participants become ineligible for SSDI-TMC once they become eligible for Medicare. SSDI-TMC is funded entirely by the State. Contractors will be capitated for these members under unique rate codes and AHCCCS may provide a reconciliation to limit the profit or loss of this population. If a reconciliation is to be implemented, an SSDI-TMC reconciliation policy will be developed which will discuss the details of the reconciliation calculations and timelines. SSDI-TMC members will not be eligible for prior period coverage, any supplemental payments or reinsurance. Members will be entitled to all AHCCCS Acute Care benefits.

C.	SECTION D, Paragraph 3, ENROLLMENT AND DISENROLLMENT:

To clarify the Contractor’s responsibility for coverage of behavioral health services in the Prior Period, replace the subparagraph titled Prior Period Coverage with:

Prior Period Coverage: AHCCCS provides prior period coverage for the period of time, prior to the Title XIX member’s enrollment, during which a member is eligible for covered services. The time frame is from the effective date of eligibility to the day a member is enrolled with the Contractor. The Contractor receives

NOTE: Please sign and date both and return one original to:	Phil Baldwin AHCCCS Contracts and Purchasing 701 E. Jefferson, MD 5700 Phoenix, AZ 85034
8.	EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL EFFECT.

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT.

9. NAME OF CONTRACTOR: HEALTH CHOICE ARIZONA	10. ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM

SIGNATURE OF AUTHORIZED INDIVIDUAL: /s/ Carolyn Rose	SIGNATURE: /s/ Michael Veit

TYPED NAME: CAROLYN ROSE	TYPED NAME: MICHAEL VEIT

TITLE: CHIEF EXECUTIVE OFFICER	TITLE: CONTRACTS AND PURCHASING ADMINISTRATOR

DATE 4/30/07	DATE: APR 19 2007